INDEPENDENT AUDITORS' CONSENT

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated May 29, 2008, relating to the consolidated financial statements of Business Marketing Services, Inc.

We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ Gately & Associates, LLC.

GATELY & ASSOCIATES, LLC.

Altamonte, Florida
July 11, 2008